UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 26, 2011

First Century Bancorp.
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-16413	58-2554464
(Commission File Number)	(IRS Employer Identification No.)

807 Dorsey Street, Gainesville, Georgia	30501
(Address of principal executive offices)	(Zip Code)

(770) 297-8060
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On July 26, 2011, First Century Bancorp. (the “Company”) held its 2011 Annual Meeting of Shareholders. At the meeting, of the 8,121,293 shares of common stock outstanding, 8,120,623 were entitled to vote, 4,394,751 were present in person or by proxy, and the following matters were voted upon and approved by the Company’s shareholders:

1. the election of six members to our board of directors to serve a one year term;

3. the ratification of the appointment of Mauldin and Jenkins, LLC as our independent auditor for the fiscal year ending December 31, 2011.

The following is a summary of the voting results for each matter presented to the shareholders:

Election of Directors

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
William A. Bagwell, Jr.	4,370,558	1,910	22,283
William R. Blanton	4,370,558	1,910	22,283
Larry W. Dunagan	4,370,558	1,910	22,283
William M. Evans, Jr.	4,370,558	1,910	22,283
Dr. Wendall A. Turner	4,370,558	1,910	22,283
R.K. Whitehead, III	4,370,558	1,910	22,283

Ratification of the Appointment of Maudlin and Jenkins, LLC

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,392,491	1,560	700	N/A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CENTURY BANCORP.

Dated: August 11, 2011	By:	s/Denise Smyth
Denise Smyth
Chief Financial Officer

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